UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 26, 2010

GETTY REALTY CORP.
(Exact name of registrant as specified in its charter)

Maryland (State of Organization)	001-13777 (Commission File Number)	11-3412575 (IRS Employer Identification No.)

125 Jericho Turnpike, Suite 103
Jericho, NY 11753
(516) 478-5400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.
     On April 26, 2010, Getty Realty Corp. (the “Company”) announced that it had amended and restated the Getty Realty Corp. Retirement and Profit Sharing Plan (the “Retirement Plan”). The amendments to the Retirement Plan: (i) allow for Roth 401(k) deferrals starting on July 1, 2010, to provide the participants more choice in accumulating retirement savings , (ii) amend the Retirement Plan to comply with the provisions of the Economic Growth and Tax Relief Reconciliation Act and subsequent legislation and (iii) incorporate other minor changes to the Retirement Plan.
     The foregoing description of amendments to the Retirement Plan does not purport to be a complete description of amendments to the Retirement Plan or of the Retirement plan itself, and is qualified in its entirety by the full text of the Retirement Plan, which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 25, 2010, the Company announced that David B. Driscoll, 55, was appointed to the position of President of the Company, effective April 1, 2010, and that he would be appointed as the Company’s Chief Executive Officer, effective on the date of the Company’s 2010 Annual Meeting of Stockholders (the “Annual Meeting”). In connection with such appointments, the Board of Directors of the Company authorized the Company to enter into an executive employment agreement with Mr. Driscoll.
     On April 26, 2010, the Company entered into an employment agreement (the “Employment Agreement”) with David B. Driscoll pursuant to which Mr. Driscoll will serve as the Company’s President, effective April 1, 2010, and Chief Executive Officer effective on the date of the Annual Meeting. Mr. Driscoll has been a member of the Company’s Board of Directors and its Audit Committee since May, 2007, and had served as Lead Independent Director since April 1, 2008. In connection with his appointment as President, on February 25, 2010, Mr. Driscoll resigned his positions as Lead Independent Director and as a member of the Audit Committee.
     Prior to joining the Company as its President, Mr. Driscoll was a Managing Director of Morgan Joseph & Co., Inc. since July 2001, and prior thereto, from 1999 he was the co-head of ING Barings Americas Equity Capital Markets. From 1995 to 1999 he served as Managing Director and Global Coordinator of property activities for ING Barings and its Americas predecessor, Furman Selz. From 1983 to 1994, Mr. Driscoll worked at Smith Barney as the senior officer responsible for property, lodging and leisure activities. Mr. Driscoll also served from 1987 through 1991 as a director of Aer Lingus-Dunfey Corporation, the North American holding company for Aer Lingus whose primary asset was the Omni Hotels.
     Mr. Driscoll’s Employment Agreement provides for an annual base salary of $500,000 and eligibility to receive an annual cash bonus as determined by the Company’s Compensation Committee in its discretion based on Mr. Driscoll’s performance relative to the achievement of goals, benchmarks, and other criteria to be established by the Compensation Committee in consultation with Mr. Driscoll on an annual basis. The Employment Agreement also provides for Mr. Driscoll’s eligibility to participate in the Company’s equity incentive compensation plan, supplemental retirement plan for Company executives, and all other employee benefit plans available to the

Company’s employees. The Employment Agreement also provides Mr. Driscoll with an automobile allowance consistent with the Company’s policies for its Chief Executive Officer.
     The Employment Agreement has an initial term of employment that commences April 1, 2010, and ends May 20, 2013, and is subject to annual successive one-year renewal terms unless either the Company or Mr. Driscoll notifies the other of non-renewal at least ninety (90) days prior to the end of the initial term or then-current one-year renewal term, as applicable. If Mr. Driscoll’s employment is terminated as the result of death or Significant Disability (as defined in the Employment Agreement), then, in addition to base salary through the date of termination, the Company will pay Mr. Driscoll (or his designated beneficiary) six months of base salary in one lump sum. If Mr. Driscoll’s employment is terminated without Cause (as defined in the Employment Agreement), or if Mr. Driscoll terminates his employment with the Company for Good Reason (as defined in the Employment Agreement), then the Company will (i) continue to pay Mr. Driscoll’s base salary and provide to Mr. Driscoll all employment benefits as if his employment had continued until the end of the initial term or then-current renewal term, as applicable, or for one year, whichever is greater, and (ii) pay Mr. Driscoll for each full or partial calendar year remaining in the initial term or the then-current renewal term, as applicable, an amount equal to the amount of the annual cash bonus, if any, paid to Mr. Driscoll for the last completed fiscal year before his employment terminated.
     The Employment Agreement prohibits Mr. Driscoll from (i) disclosing information that is confidential to the Company at any time during or after the termination of his employment with the Company; (ii) engaging in “competition” with the Company (as defined in the Employment Agreement) while employed by the Company and during the period in which he is receiving severance benefits following a termination without Cause or a resignation with Good Reason or for a period of one year following termination of employment under circumstances where no severance is paid; and (iii) soliciting the Company’s customers, clients, landlords, owners, tenants, and business partners with whom he has had contact while working for the Company, or soliciting or hiring the Company’s employees, sales representatives or agents, during the period in which he is prohibited from engaging in competition with the Company and for a period of six months following the expiration of the initial term or then-current renewal term, as applicable, of Mr. Driscoll’s employment under the Employment Agreement.
     The foregoing description of the Employment Agreement does not purport to be a complete description of the Employment Agreement and is qualified in its entirety by the full text of the Employment Agreement, which is filed herewith as Exhibit 10.2, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
     (d) Exhibits.

10.1	Getty Realty Corp Retirement and Profit Sharing Plan dated April 26, 2010.
10.2	Employment Agreement between Getty Realty Corp. and David B. Driscoll dated April 26, 2010.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on April 30, 2010.

GETTY REALTY CORP. (Registrant)
By:	/s/ Joshua Dicker
Joshua Dicker
Vice President and General Counsel